UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2026

Grand Canyon Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34211	20-3356009
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

2600 W. Camelback Road
Phoenix, Arizona	85017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 247-4400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LOPE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective February 9, 2026, Grand Canyon Education, Inc. (the “Company”) appointed Dilek Marsh to the position of Chief Information Officer. In such capacity, Ms. Marsh will assume the responsibilities of the Company’s former Chief Information Officer and retain all of the responsibilities of her prior role as Chief Technology Officer.

Ms. Marsh previously served as the Company’s Chief Technology Officer since July 2021, as Chief Data Officer since July 2018, as Executive Vice President since July 2012 and as Senior Vice President since August 2008. Ms. Marsh has been in higher education for the last 20 years. Ms. Marsh has served in information technology roles since 1999, including software development project management, business process design and business analytics. Ms. Marsh holds a Bachelor of Arts in Sociology from Bogazici University in Turkey, a Master of Arts in Anthropology from Arizona State University and a Master of Business Administration in Technology Management from the University of Phoenix.

In connection with her new role, Ms. Marsh entered into a new employment agreement with the Company (the “Employment Agreement”) on substantially similar terms to her prior employment agreement with the Company. Pursuant to the Employment Agreement, Ms. Marsh will (i) receive an increase in annual base salary to $346,000, and (ii) be eligible for an annual cash incentive bonus based on the achievement of certain performance metrics over each fiscal year, with a target increase to 50% of her base salary.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which will be timely filed as an exhibit to an upcoming periodic report in accordance with applicable rules and regulations of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAND CANYON EDUCATION, INC.

Date: February 12, 2026	By:	/s/ Daniel E. Bachus
Daniel E. Bachus
Chief Financial Officer
(Principal Financial Officer)